EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Shea Development Corp. (the “Company”) on Form 10-QSB for the period ended June 30, 2007 (the “Report”), the undersigned, in the capacities and on the dates indicated below, each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2007	By: /s/ FRANCIS E. WILDE
Name: Francis E. Wilde
Title: Chairman and CEO

By: /s/ RICHARD CONNELLY
Name: Richard Connelly
Title: Senior Vice President and CFO

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided by Shea Development Corp. and will be retained by Shea Development Corp. and furnished to the Securities and Exchange Commission or its staff upon request.